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                                                                    EXHIBIT 23.1
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Stock Plan of Incyte Pharmaceuticals, Inc. of our report dated January 27, 1999, which is based in part on the report of PricewaterhouseCoopers LLP, independent accountants, with respect to the consolidated financial statements and schedule of Incyte Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                  /s/ ERNST & YOUNG LLP


Palo Alto, California
July 19, 1999